Exhibit 99.1

www.smurfitwestrock.com

Smurfit Westrock Reports First Quarter 2026 Results

Dublin – April 30, 2026 – Smurfit Westrock plc (NYSE: SW, LSE: SWR) today announced the financial results for the first quarter ended March 31, 2026.

Key Points:

•	Net Sales of $7,712 million
•	Net Income of $63 million, with a Net Income Margin of 0.8%
•	Adjusted EBITDA[1] of $1,076 million, with an Adjusted EBITDA Margin[1] of 14.0%
•	Net Cash Provided by Operating Activities of $204 million
•	Quarterly dividend of $0.4523 per ordinary share

Smurfit Westrock plc’s performance for the three months ended March 31, 2026 and 2025 (in millions, except margins and per share data):

	Three months ended March 31,
	2026	2025
Net Sales	$7,712	$7,656
Net Income	$63	$382
Net Income Margin	0.8%	5.0%
Adjusted EBITDA[1]	$1,076	$1,252
Adjusted EBITDA Margin[1]	14.0%	16.4%
Net Cash Provided by Operating Activities	$204	$235
Basic EPS	$0.12	$0.74
Adjusted Basic EPS[1]	$0.33	$0.68

Tony Smurfit, President and CEO, commented:

“Against the backdrop of continued macro uncertainty we have delivered a solid first quarter performance, generating an Adjusted EBITDA¹ of $1,076 million.

“Our Net Income and Adjusted EBITDA¹ for the first quarter were negatively impacted by $65 million due to adverse weather events, primarily in our North American business.

“Our North American business represents our largest value creation opportunity. Demand across all paper grades improved progressively during the quarter. Reflecting this, containerboard pricing increased by a net $20 per ton in the quarter, with further price increases of $30 per ton implemented in April. Corrugated box volumes were in line with our expectations and reflect the continued evolution of our business mix and our approach to delivering value for customers. In corrugated, we onboarded over 600 new customers during the quarter. In our consumer and paperboard businesses, we continue to see strong customer adoption of our substrate-agnostic offering. As a result of these actions, and a generally better operating environment, we expect volume growth in the second half of the year.

“Our EMEA & APAC business continues to significantly outperform our peers with continued growth during the quarter with an improving demand profile and customer wins. Containerboard prices increased during March and April, primarily as a result of increased energy costs and better demand. Our corrugated business will be implementing this containerboard increase with the usual time-lag, which we expect to happen in the second half of the year. As part of our continued asset optimization program, we have entered into consultations at one of our UK mills, with capacity of approximately 200 thousand tonnes of containerboard, and at four converting facilities in the UK and the Netherlands. Smurfit Westrock continues to lead through innovation and sustainability, recently hosting over 200 customers at our European Innovation Event, which showcased advancements in sustainable packaging design and AI-enabled capabilities.

“Our Latin American business delivered another strong performance in the quarter with an Adjusted EBITDA margin of approximately 20%. Our unique, pan-regional offering and strong market positions, underpin our sustainable competitive advantage in this high growth region. The recent addition of a corrugated box plant in Ecuador expands our geographic reach, reinforces our position as the number one supplier in Latin America and increases our global paper integration.

1 Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Basic EPS are non-GAAP measures. See the “Non-GAAP Financial Measures and Reconciliations” below for discussion and reconciliation of these measures to the most comparable GAAP measures.

“Our recently announced Medium-Term Plan targets an accelerated path to growth to 2030 and beyond through strong operational performance and disciplined capital allocation. We are focused on unlocking the full potential of North America, while continuing to outperform in EMEA & APAC, and delivering dynamic growth and strong margins in LATAM. Today, we see a stronger and a generally better industry operating environment. Assuming those conditions prevail, we currently expect to deliver Adjusted EBITDA2 of between $1.1 billion and $1.2 billion for the second quarter and, for the full year, we re-affirm our previous expectation of delivering Adjusted EBITDA2 of between $5.0 billion and $5.3 billion.”

Dividend

Smurfit Westrock plc announced today that its Board approved a quarterly dividend of $0.4523 per share on its ordinary shares. The quarterly dividend of $0.4523 per ordinary share is payable on June 10, 2026 to shareholders of record at the close of business on May 15, 2026. The default payment currency is U.S. Dollar for shareholders who hold their ordinary shares through a Depository Trust Company participant. It is also U.S. Dollar for shareholders holding their ordinary shares in registered form, unless a currency election has been registered with the Company’s Transfer Agent, Computershare Trust Company N.A. by 5:00 p.m. (New York) / 10:00 p.m. (Dublin) on May 14, 2026. The default payment currency for shareholders holding their ordinary shares in the form of Depository Interests is U.S. Dollar. Such shareholders can elect to receive the dividend in Pounds Sterling or Euro by providing their instructions to the Company’s Depositary Interest provider, Computershare Investor Services plc, by 12:00 p.m. (New York) / 5:00 p.m. (Dublin) on May 19, 2026.

Review of LSE Listing

Smurfit Westrock is undertaking a review of its listing on the London Stock Exchange (“LSE”). The outcome of the review may result in Smurfit Westrock delisting from the LSE. Smurfit Westrock’s primary listing on the New York Stock Exchange is not within the scope of the review.

It is anticipated that this review will be completed during May 2026 and an update will be provided to shareholders on conclusion of the review.

Earnings Call

Management will host an earnings conference call today at 7:30 AM ET / 12:30 PM BST to discuss Smurfit Westrock’s financial results. The conference call will be accessible through a live webcast. Interested investors and other individuals can access the webcast, earnings release, and earnings presentation via the Company’s website at www.smurfitwestrock.com. The webcast will be available at https://investors.smurfitwestrock.com/overview and a replay of the webcast will be available on the website shortly after the call.

2 Adjusted EBITDA is a non-GAAP financial measure. We have not reconciled Adjusted EBITDA outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide an outlook for the comparable GAAP measure (net income).

Forward Looking Statements

This press release includes certain “forward-looking statements” (including within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) regarding, among other things, the plans, strategies, outcomes, outlooks, and prospects, both business and financial, of Smurfit Westrock, the expected benefits of the completed combination of Smurfit Kappa Group plc and WestRock Company (the “Combination”) (including, but not limited to, synergies, as well as our scale, geographic reach and product portfolio), our medium-term plan, demand outlook, operating environment and the impact of announced closures and additional economic downtime and any other statements regarding the Company's future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events, outlook or performance. Statements that are not historical facts, including statements about the beliefs and expectations of the management of the Company, are forward-looking statements. Words such as “may”, “will”, “could”, “should”, “would”, “anticipate”, “intend”, “estimate”, “project”, “plan”, “believe”, “expect”, “target”, “prospects”, “potential”, “commit”, “forecasts”, “aims”, “considered”, “likely” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of the Company. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from the current expectations of the Company depending upon a number of factors affecting its business, including risks associated with the integration and performance of the Company following the Combination. Important factors that could cause actual results to differ materially from plans, estimates or expectations include: our ability to deliver on our medium-term plan; changes in demand environment; our ability to deliver on our closure plan and associated efforts; our future cash payments associated with these initiatives; potential future cost savings associated with such initiatives; the amount of charges and the timing of such charges or actions described herein; potential future impairment charges; accuracy of assumptions associated with the charges; economic, competitive and market conditions generally, including macroeconomic uncertainty, customer inventory rebalancing, the impact of inflation and increases in energy, raw materials, shipping, labor and capital equipment costs; geo-economic fragmentation and protectionism such as tariffs, trade wars or similar governmental actions affecting the flows of goods, services or currency (including the implementation of tariffs by the US federal government and reciprocal tariffs and other protectionist or retaliatory measures governments in Europe, Asia, and other countries have taken or may take in response); the impact of prolonged or recurring U.S. federal government shutdowns and any resulting volatility in the capital markets or interruptions in the Company’s access to capital; the impact of public health crises, such as pandemics and epidemics and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets; reduced supply of raw materials, energy and transportation, including from supply chain disruptions and labor shortages; developments related to pricing cycles and volumes; intense competition; the ability of the Company to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake or other weather-event, terrorist attack, war, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made events, including the ability to function remotely during long-term disruptions; the Company's ability to respond to changing customer preferences and to protect intellectual property; the amount and timing of the Company's capital expenditures; risks related to international sales and operations; failures in the Company's quality control measures and systems resulting in faulty or contaminated products; cybersecurity risks, including threats to the confidentiality, integrity and availability of data in the Company's systems; works stoppages and other labor disputes; the Company’s ability to establish and maintain effective internal controls over financial reporting in accordance with the Sarbanes Oxley Act of 2002, as amended, and remediate any weaknesses in controls and processes; the Company's ability to retain or hire key personnel; risks related to sustainability matters, including climate change and scarce resources, as well as the Company's ability to comply with changing environmental laws and regulations; the Company's ability to successfully implement strategic transformation initiatives; results and impacts of acquisitions by the Company; the Company's significant levels of indebtedness; the impact of the Combination on the Company's credit ratings; the potential impairment of assets and goodwill; the availability of sufficient cash to distribute dividends to the Company's shareholders in line with current expectations; the scope, costs, timing and impact of any restructuring of operations and corporate and tax structure; evolving legal, regulatory and tax regimes; changes in economic, financial, political and regulatory conditions in Ireland, the United Kingdom, the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade and policy changes associated with the current or subsequent Irish, US or UK administrations; legal proceedings instituted against the Company; actions by third parties, including government agencies; the Company's ability to promptly and effectively integrate Smurfit Kappa's and WestRock's businesses; the Company's ability to achieve the synergies and value creation contemplated by the Combination; the Company's ability to meet expectations regarding the accounting and tax treatments of the Combination, including the risk that the Internal Revenue Service may assert that the Company should be treated as a US corporation or be subject to certain unfavorable US federal income tax rules under Section 7874 of the Internal Revenue Code of 1986, as amended, as a result of the Combination; other factors such as future market conditions, currency fluctuations, the behavior of other market participants, the actions of regulators and other factors such as changes in the political, social and regulatory framework in which the Company's group operates or in economic or technological trends or conditions, and other risk factors included in the Company's filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K. Neither the Company nor any of its associates or directors, officers or advisers provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any such forward-looking statements will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Other than in accordance with its legal or regulatory obligations (including under the UK Listing Rules, the Disclosure Guidance and Transparency Rules, the UK Market Abuse Regulation and other applicable regulations), the Company is under no obligation, and the Company expressly disclaims any intention or obligation, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Smurfit Westrock

Smurfit Westrock is a leading provider of paper-based packaging solutions in the world, with approximately 97,000 employees across 40 countries.

Contact

Ciarán Potts Smurfit Westrock T: +353 1 202 71 27 E: ir@smurfitwestrock.com	FTI Consulting T: +353 1 765 0800 E: smurfitwestrock@fticonsulting.com

Condensed Consolidated Statements of Operations (Unaudited)

(in millions, except per share data)

	Three months ended March 31,
	2026	2025
Net sales	$7,712	$7,656
Cost of goods sold	(6,444)	(6,079)
Gross profit	1,268	1,577
Selling, general and administrative expenses	(961)	(973)
Impairment and restructuring costs	(54)	(15)
Transaction and integration-related expenses associated with the Combination	-	(36)
Operating profit	253	553
Interest expense, net	(166)	(167)
Pension and other postretirement non-service income, net	8	9
Other expense, net	(11)	(5)
Income before income taxes	84	390
Income tax expense	(21)	(8)
Net income	63	382
Net income attributable to noncontrolling interests	2	2
Net income attributable to common shareholders	$65	$384

Basic earnings per share attributable to common shareholders	$0.12	$0.74

Diluted earnings per share attributable to common shareholders	$0.12	$0.73

Segment Information

We report our financial results of operations in the following three reportable segments:

i.	North America, which includes operations in the U.S., Canada and Mexico.
ii.	Europe, the Middle East and Africa (“MEA”) and Asia-Pacific (“APAC”).
iii.	Latin America (“LATAM”), which includes operations in Central America and the Caribbean, Argentina, Brazil, Chile, Colombia, Ecuador and Peru.

Segment profitability is measured based on Adjusted EBITDA, defined as income before income taxes, unallocated corporate costs, depreciation, depletion and amortization, interest expense, net, pension and other postretirement non-service income, net, share-based compensation expense, other expense, net, impairment and restructuring costs, transaction and integration-related expenses associated with the Combination and other specific items that management believes are not indicative of the ongoing operating results of the business.

Financial information by segment is summarized below (in millions, except margins).

	Three months ended March 31,
	2026	2025
Net sales (unaffiliated customers)
North America	$4,407	$4,578
Europe, MEA and APAC	2,765	2,576
LATAM	540	502
Total	$7,712	$7,656

Add net sales (intersegment)
North America	$95	$91
Europe, MEA and APAC	6	6
LATAM	-	11
Total	$101	$108

Net sales (aggregate)
North America	$4,502	$4,669
Europe, MEA and APAC	2,771	2,582
LATAM	540	513
Total	$7,813	$7,764

Adjusted EBITDA
North America	$597	$785
Europe, MEA and APAC	421	389
LATAM	109	115
Total	$1,127	$1,289

Adjusted EBITDA Margin[1]
North America	13.3%	16.8%
Europe, MEA and APAC	15.2%	15.1%
LATAM	20.2%	22.5%

1 Adjusted EBITDA / Net sales (aggregate)

Condensed Consolidated Balance Sheets (Unaudited)

(in millions, except share and per share data)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents (amounts related to consolidated variable interest entities of $6 million and $3 million at March 31, 2026 and December 31, 2025, respectively)	$674	$892
Accounts receivable, net (amounts related to consolidated variable interest entities of $834 million and $876 million at March 31, 2026 and December 31, 2025, respectively)	4,644	4,268
Inventories	3,583	3,693
Other current assets	1,651	1,586
Total current assets	10,552	10,439
Property, plant and equipment, net	22,900	23,232
Goodwill	7,186	7,218
Intangibles, net	1,036	1,059
Prepaid pension asset	642	616
Other non-current assets (amounts related to consolidated variable interest entities of $393 million and $393 million at March 31, 2026 and December 31, 2025, respectively)	2,854	2,593
Total assets	$45,170	$45,157
Liabilities and Equity
Current liabilities:
Accounts payable	$3,344	$3,597
Accrued expenses	636	601
Accrued compensation and benefits	832	997
Current portion of debt	980	346
Other current liabilities	1,522	1,523
Total current liabilities	7,314	7,064
Non-current debt due after one year (amounts related to consolidated variable interest entities of $369 million and $376 million at March 31, 2026 and December 31, 2025, respectively)	13,275	13,427
Deferred tax liabilities	3,410	3,297
Pension liabilities and other postretirement benefits, net of current portion	686	697
Other non-current liabilities (amounts related to consolidated variable interest entities of $335 million and $335 million at March 31, 2026 and December 31, 2025, respectively)	2,402	2,318
Total liabilities	27,087	26,803
Equity:
Preferred stock, $0.001 par value; 500,000,000 shares authorized; 10,000 shares outstanding	-	-
Common stock, $0.001 par value; 9,500,000,000 shares authorized; 524,457,866 and 522,310,486 shares outstanding at March 31, 2026 and December 31, 2025, respectively	1	1
Treasury stock, at cost; 706,129 and 1,449,320 common stock at March 31, 2026 and December 31, 2025, respectively	(34)	(64)
Capital in excess of par value	16,095	16,083
Accumulated other comprehensive loss	(401)	(348)
Retained earnings	2,397	2,655
Total shareholders’ equity	18,058	18,327
Noncontrolling interests	25	27
Total equity	18,083	18,354
Total liabilities and equity	$45,170	$45,157

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in millions)

	Three months ended March 31,
	2026	2025
Operating activities:
Net income	$63	$382
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	728	603
Impairment of assets	35	-
Cash surrender value increase in excess of premiums paid	(4)	(5)
Share-based compensation expense	28	43
Deferred income tax benefit	(36)	(29)
Pension and other postretirement funding more than cost	(27)	(23)
Other	(3)	1
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(398)	(342)
Inventories	101	(62)
Other assets	(48)	(47)
Accounts payable	(44)	(117)
Income taxes	(48)	(70)
Accrued liabilities and other	(143)	(99)
Net cash provided by operating activities	204	235
Investing activities:
Capital expenditures	(624)	(477)
Cash paid for purchase of businesses, net of cash acquired	(18)	(4)
Proceeds from corporate owed life insurance	3	-
Proceeds from sale of property, plant and equipment	9	-
Other	3	5
Net cash used for investing activities	(627)	(476)
Financing activities:
Additions to debt	48	295
Repayments of debt	(29)	(65)
Debt issuance costs	(3)	(5)
Changes in commercial paper, net	507	246
Other debt additions (repayments), net	5	(16)
Repayments of finance lease liabilities	(14)	(16)
Proceeds from re-issuance of shares from treasury stock	14	-
Tax paid in connection with shares withheld from employees	(83)	(64)
Cash dividends paid to shareholders	(237)	(225)
Other	1	1
Net cash provided by financing activities	209	151
Effect of exchange rate changes on cash and cash equivalents	(4)	32
Decrease in cash and cash equivalents	(218)	(58)
Cash and cash equivalents at beginning of period	892	855
Cash and cash equivalents at end of period	$674	$797

Non-GAAP Financial Measures and Reconciliations

Smurfit Westrock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide Smurfit Westrock’s Board of Directors, investors, potential investors, securities analysts and others with additional meaningful financial information that should be considered when assessing its ongoing performance. Smurfit Westrock management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating company performance. Non-GAAP financial measures are not intended to be considered in isolation of or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should be viewed in addition to, and not as an alternative for, the GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. Smurfit Westrock uses the non-GAAP financial measures “Adjusted EBITDA”, “Adjusted EBITDA Margin” and “Adjusted Basic Earnings Per Share” (referred to as “Adjusted Basic EPS”). We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Definitions

Smurfit Westrock uses the non-GAAP financial measures “Adjusted EBITDA” and “Adjusted EBITDA Margin” to evaluate its overall performance. The composition of Adjusted EBITDA is not addressed or prescribed by GAAP. Smurfit Westrock defines Adjusted EBITDA as net income before income tax expense, depreciation, depletion and amortization, interest expense, net, pension and other postretirement non-service income, net, share-based compensation expense, other expense, net, impairment and restructuring costs, transaction and integration-related expenses associated with the Combination and other specific items that management believes are not indicative of the ongoing operating results of the business.

Management believes Adjusted EBITDA and Adjusted EBITDA Margin measures provide Smurfit Westrock’s management, Board of Directors, investors, potential investors, securities analysts and others with useful information to evaluate Smurfit Westrock’s performance relative to other periods because it adjusts out non-recurring items that management believes are not indicative of the ongoing results of the business. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Net Sales.

Smurfit Westrock uses the non-GAAP financial measure “Adjusted Basic EPS”. Management believes this measure provides Smurfit Westrock’s management, Board of Directors, investors, potential investors, securities analysts and others with useful information to evaluate Smurfit Westrock’s performance because it excludes impairment and restructuring costs, transaction and integration-related expenses associated with the Combination and other specific items that management believes are not indicative of the ongoing operating results of the business. Smurfit Westrock and its Board of Directors use this information when making financial, operating and planning decisions and when evaluating Smurfit Westrock’s performance relative to other periods. Smurfit Westrock believes that the most directly comparable GAAP measure to Adjusted Basic EPS is Basic earnings per share attributable to common shareholders (referred to as “Basic EPS”).

Reconciliations to Most Comparable GAAP Measure

Set forth below is a reconciliation of the non-GAAP financial measures Adjusted EBITDA and Adjusted EBITDA Margin to Net Income and Net Income Margin, the most directly comparable GAAP measures, for the periods indicated (in millions, except margins).

	Three months ended March 31,
	2026	2025
Net income	$63	$382
Income tax expense	21	8
Depreciation, depletion and amortization	728	603
Impairment and restructuring costs	54	15
Transaction and integration-related expenses associated with the Combination	-	36
Interest expense, net	166	167
Pension and other postretirement non-service income, net	(8)	(9)
Share-based compensation expense	28	43
Other expense, net	11	5
Other adjustments	13	2
Adjusted EBITDA	$1,076	$1,252

Net Sales	$7,712	$7,656
Net Income Margin[1]	0.8%	5.0%
Adjusted EBITDA Margin[2]	14.0%	16.4%

1 Net Income / Net Sales

2 Adjusted EBITDA / Net Sales

Set forth below is a reconciliation of the non-GAAP financial measure Adjusted Basic EPS to Basic EPS, the most directly comparable GAAP measure for the periods indicated.

	Three months ended March 31,
	2026	2025
Basic EPS	$0.12	$0.74
Impairment and restructuring costs	0.10	0.03
Accelerated depreciation related to machine closures	0.13	-
Transaction and integration-related expenses associated with the Combination	-	0.07
Other adjustments	0.03	-
Income tax on above items	(0.05)	(0.16)
Adjusted Basic EPS	$0.33	$0.68